                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------
Contact:
Bruce Johnson, CFO                                   Matt Hayden
eResearchTechnology, Inc.                            Hayden Communications
(215) 282-5580                                       (843) 272-4653


                        eResearchTechnology, Inc. Reports
                      Second Quarter 2002 Operating Results


        Achieves Revenue Growth of 45% Over Prior Year and Pre-split EPS of 16 Cents vs. 1 Cent in the Prior Year


PHILADELPHIA, PA July 24, 2002/PR Newswire/--eResearchTechnology, Inc. (eRT), (NASDAQ: ERES) reported today its financial results for the second quarter of 2002.

Net revenues for the three months ended June 30, 2002 were $10.1 million versus $7.0 million for the three months ended June 30, 2001. The company reported net income of $1.2 million or $0.16 per pre-split diluted share in the second quarter of 2002, compared to net income of $86,000 or $0.01 per pre-split diluted share in the second quarter of 2001. On July 16, 2002, eRT effectuated a 3-for-2 stock split. On a post-split basis net income was reported at $0.10 per diluted share in the second quarter of 2002, compared to $0.01 per diluted share in the second quarter of 2001.

Net revenues for the six months ended June 30, 2002 were $18.5 million versus $12.9 million for the six months ended June 30, 2001. The company reported net income of $1.9 million or $0.25 per pre-split diluted share for the six months ended June 30, 2002, compared to a net loss of $5.4 million or $0.77 per pre-split diluted share for the same period in the prior year. On a post-split basis net income for the six months ended June 30, 2002 was reported at $0.17 per diluted share, compared to a net loss of $0.51 per diluted share for the six months ended June 30, 2001. The results for the six months ended June 30, 2001 included an asset impairment charge of $5.0 million, which reduced net income by $0.71 per pre-split diluted share and $0.48 per post-split diluted share.

"The company's performance reflects increased volume from an expanded sales force, growing backlog, and improved margins," stated Joseph Esposito, President and CEO. Mr. Esposito added, "We are pleased with the company's progress and anticipate continued momentum based upon regulatory initiatives and industry opportunities supporting significant growth in the digital collection, interpretation and distribution of cardiac safety and clinical data where we have demonstrated our market leadership."

Company Financial Guidance

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Revenue growth for the remainder of 2002 is projected to be approximately 40% over 2001 revenue. The company expects post-split earnings per share to be approximately $0.10 to $0.11 for the third quarter of 2002 and approximately $0.11 to $0.12 for the fourth quarter of 2002. With $19.6 million in cash and short-term investments at June 30, 2002, the company has sufficient capital on hand to complete this year's business plan and position the company for future growth.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.ert.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues and net income due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                      (in thousands, except per share data)

                                                    For the Three Months Ended                   For the Six Months Ended
                                                June 30, 2002        June 30, 2001            June 30, 2002        June 30, 2001
                                               -----------------   ------------------        -----------------    -----------------
                                                            (unaudited)                                    (unaudited)
Net revenues:
    Licenses and subscriptions                          $   496               $  198                  $ 1,250              $   224
    Services                                              9,608                6,760                   17,215               12,628
                                               -----------------   ------------------        -----------------    -----------------

Total net revenues                                       10,104                6,958                   18,465               12,852
                                               -----------------   ------------------        -----------------    -----------------

Costs of revenues:
    Cost of licenses and subscriptions                      152                  128                      286                  234
    Cost of services                                      4,006                3,041                    7,407                6,155
                                               -----------------   ------------------        -----------------    -----------------

Total costs of revenues                                   4,158                3,169                    7,693                6,389
                                               -----------------   ------------------        -----------------    -----------------

Gross margin                                              5,946                3,789                   10,772                6,463
                                               -----------------   ------------------        -----------------    -----------------

Operating expenses:
    Selling and marketing                                 1,922                1,401                    3,397                2,730
    General and administrative                            1,398                1,272                    2,740                2,601
    Research and development                              1,092                1,216                    2,251                2,465
                                               -----------------   ------------------        -----------------    -----------------

Total operating expenses                                  4,412                3,889                    8,388                7,796
                                               -----------------   ------------------        -----------------    -----------------

Operating income (loss)                                   1,534                 (100)                   2,384               (1,333)
Other income, net                                           186                  243                      344                  604
Investment asset impairment charge                            -                    -                        -               (4,970)
Gain on sale of domestic CRO operations                       -                    -                       35                  232
                                               -----------------   ------------------        -----------------    -----------------

Income (loss) before income taxes                         1,720                  143                    2,763               (5,467)
Income tax provision (benefit)                              550                   57                      884                 (222)
Minority interest dividend                                    -                    -                        -                  116
                                               -----------------   ------------------        -----------------    -----------------

Net income (loss)                                       $ 1,170                 $ 86                  $ 1,879             $ (5,361)
                                               =================   ==================        =================    =================


Pre-split
   Basic net income (loss) per share                     $ 0.17               $ 0.01                   $ 0.27              $ (0.77)
                                               =================   ==================        =================    =================
   Shares used to calculate basic net
      income (loss) per share                             6,972                6,965                    6,949                6,968

   Diluted net income (loss) per share                   $ 0.16               $ 0.01                   $ 0.25              $ (0.77)
                                               =================   ==================        =================    =================
   Shares used to calculate diluted net
      income (loss) per share                             7,485                6,991                    7,402                6,968

Post-split
   Basic net income (loss) per share                     $ 0.11               $ 0.01                   $ 0.18              $ (0.51)
                                               =================   ==================        =================    =================
   Shares used to calculate basic net
      income (loss) per share                            10,458               10,448                   10,424               10,452

   Diluted net income (loss) per share                   $ 0.10               $ 0.01                   $ 0.17              $ (0.51)
                                               =================   ==================        =================    =================
   Shares used to calculate diluted net
      income (loss) per share                            11,228               10,487                   11,103               10,452

                     Consolidated Balance Sheet Information
                            (in thousands), unaudited

                                           June 30, 2002       December 31, 2001

Cash and Short-term Investments               $ 19,640             $ 18,430
Working Capital                                 21,056               20,689
Total Assets                                    44,799               41,000
Shareholders' Equity                            34,610               32,792